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                                                                     Exhibit 5



                                        March 9, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          We have acted as special counsel to USG Corporation, a Delaware corporation (the "Corporation"), in connection with the registration of up to 14,375,000 shares of common stock, par value $.10 per share, of the Corporation pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 9, 1994, which Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement (File No. 33-51845) filed with the Commission on January 7, 1994 and amended on February 16, 1994 and March 3, 1994 (together with exhibits and any additional amendments thereto, the "Original Registration Statement"). The Original Registration Statement was declared effective by the Commission on March 7, 1994. Of the 14,375,000 shares being registered, up to 7,900,000 shares are being sold by the Corporation (the "Primary Shares") and up to 6,495,000 shares are being sold by a selling stockholder (the "Secondary Shares"). The Secondary Shares were originally issued to the selling stockholder pursuant to a plan of reorganization under Title 11 of the United States Code confirmed by a federal bankruptcy court.

          We have examined the Corporation's certificate of incorporation, bylaws, resolutions of its board of directors and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion and such other matters of fact and law which we have deemed necessary in order to render this opinion.

          For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Corporation, and the due authorization, execution and delivery of all documents by parties thereto other than the Corporation.

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Securities and Exchange Commission
March 3, 1994
Page 2


          Based upon the foregoing, we are of the opinion that:

          (a) when, as and if (i) the Registration Statement constituting Post-Effective Amendment No. 1 shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the Corporation shall have received payment in full for the Primary Shares, and (iii) the Primary Shares shall have been issued in the form and containing the terms described in the Registration Statement constituting Post-Effective Amendment No. 1, the resolutions of the Corporation's Board of Directors (and any authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, the Primary Shares will be validly issued, fully paid and nonassessable; and

          (b) the Secondary Shares were validly issued and are fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading entitled "Legal Matters" in the Prospectus which is part of this Registration Statement.

          We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the shares. We render no opinion as to the laws of any jurisdiction other than the internal law of the State of Illinois and the United States of America and the internal corporate law of the State of Delaware.

          This opinion is being furnished to the addressee in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                        Very truly yours,


                                        /s/ KIRKLAND & ELLIS
                                        KIRKLAND & ELLIS